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                                                                   EXHIBIT 23.1



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

 As independent public accountants, we hereby consent to the incorporation of our report dated October 22, 2001 (except with respect to the matters discussed in Note 14, as to which the date is December 6, 2001) included in this Form 10-K, into Sanmina-SCI Corporation's previously filed Registration Statements on Form S-8 File Nos. 333-84704, 333-75616, 333-64294, 333-79259, 333-39930,
333-23565, 33-66554, and 33-90244.

                                                        /s/ ARTHUR ANDERSEN LLP


San Jose, California
March 19, 2002